SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MATERIAL SCIENCES

                    GEMINI CAPITAL MANAGEMENT LTD
                                10/04/02           13,500-             *DO
                    GAMCO INVESTORS, INC.
                                11/08/02            2,000-           11.4375
                                11/07/02          360,950             **DI
                                10/31/02              600-           10.7650
                                10/30/02            4,400-           11.0239
                                 9/30/02            1,000-           12.0500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

          (**) WOODLAND PARTNERS LLC ("WOODLAND") HAD DISPOSITIVE AND VOTING
               CONTROL OVER THESE SHARES PRIOR TO WOODLAND'S STRATEGIC ALLIANCE WITH GABELLI ASSET MANAGEMENT ON 11/07/02 IN WHICH WOODLAND'S CLIENTS BECAME CLIENTS OF GAMCO.